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                                                                    EXHIBIT 15.1


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: PHP Healthcare Corporation
   Registration on Form S-3


    We are aware that our report, which includes an explanatory paragraph regarding the restatement of previously issued financial statements to reflect revised accounting for certain contract costs and certain long-term real estate leases, dated March 17, 1998, on our review of interim financial information of PHP Healthcare Corporation and consolidated subsidiaries (the Company) as of January 31, 1998, and for the three-month and nine-month periods ended January 31, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended January 31, 1998, is incorporated by reference in this registration statement. In addition, we are aware that our report, which includes an explanatory paragraph regarding the restatement of previously issued financial statements to reflect revised accounting for certain contract costs and certain long-term real estate leases, dated December 17, 1997, on our review of interim financial information of the Company as of October 31, 1997, and for the three-month and six-month periods ended October 31, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 1997, is incorporated by reference in this registration statement. We are also aware that our report, which includes an explanatory paragraph regarding the restatement of previously issued financial statements to reflect revised accounting for certain contract costs, dated September 18, 1997, on our review of interim financial information of the Company as of July 31, 1997, and for the three-month periods ended July 31, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended July 31, 1997, is also incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the prospectus and registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          Coopers & Lybrand L.L.P.


Washington, D.C.
June 2, 1998